Exhibit 99.2

                    AMERICA ONLINE ANNOUNCES NEW ORGANIZATION
              TO INTEGRATE NETSCAPE AND EXTEND INDUSTRY LEADERSHIP

Committing Full Resources to Maximizing Netscape's Talent and Technologies Across the Entire Company, and Taking E-Commerce to the Next Level of Success


DULLES, VA, March 24, 1999 - America Online, Inc. (NYSE: AOL) today announced a new organization to integrate Netscape's operations and build on the strengths of the Netscape brand.

America Online said it will commit its full resources to maximizing Netscape's talent and technologies across the entire Company to extend its industry leadership and, through its strategic alliance with Sun Microsystems, Inc. (NASDAQ: SUNW), will take e-commerce to the next level of success.

The Company said it will organize into four Product Groups: The Interactive Services Group, focused on its branded interactive services; the Interactive Properties Group, built around branded properties that operate across multiple services or platforms; the Netscape Enterprise Group, which will continue to serve Netscape's enterprise customers and contribute to America Online's part of the e-commerce alliance with Sun; and the AOL International Group, overseeing AOL and CompuServe operations outside of the U.S.

Each of these Product Groups will report to Bob Pittman, President and Chief Operating Officer of America Online, and both America Online and Netscape executives have been named to key management positions within these groups. Netscape-branded operations will remain based in Mountain View, CA.

America Online said that Netscape's brand, technologies, and businesses will advance its multiple-brand strategy and expand its offering of products and services. Specifically, the Company said it will further the development and extend the reach of Netscape's many successful products and technologies - including Netscape Netcenter, and its browsers, Netscape Navigator and Netscape Communicator.

As part of its integration of Netscape, the Company said job redundancies and its new organizational structure will lead to reductions of 350 to 500 positions at Netscape and approximately the same number across America Online's other operations, out of a total workforce of about 12,000 people. . America Online said it plans to take a charge in its fiscal 1999 third quarter for the integration of Netscape and the reorganization of the Company. The amount of this one-time charge will be announced at a later date.

In a separate news release today, America Online and Sun announced the management team that will head their strategic e-commerce alliance.


Netscape Acquisition to Accelerate America Online's Business Momentum

Steve Case, Chairman and Chief Executive Officer of America Online, said: "With the Netscape acquisition, we have dramatically improved America Online's ability to make the interactive medium more and more central to the lives of people around the world especially enhancing our reach into the workplace. This acquisition will greatly accelerate our business momentum by advancing our multiple-brand, multiple-product strategy and helping us take e-commerce to a new level."

Mr. Case continued: "We are especially excited about adding Netscape's talented people - highly regarded in Silicon Valley and elsewhere - to our team. With their tremendous management, technological and developmental skills, as well as a shared commitment to innovation and customer satisfaction, we will be positioned to lead the next wave of interactive products and services. We will continue to build Netscape's successful businesses, including expanding the audience for the popular Netscape Netcenter and extending both the Navigator and Communicator browsers to the emerging market of next-generation Internet devices. We also look forward to launching our strategic alliance with Sun to create a new standard of e-commerce convenience and reliability for both business partners and Internet consumers."

Mr. Pittman said: "Our multiple-brand strategy has been extremely successful, and we are excited about the new resources Netscape brings. Both AOL and Netscape's brands will benefit from the assets of the combined company as well as the operating efficiencies achieved by leveraging the Company's shared infrastructure. We have worked hard to ensure that we have the right organization and the best people to put all the resources we need behind our technologies, products and services to lead this industry into the next century."

Mr. Pittman added: "Our integration plan will help all of our brands benefit from Netscape's world-class talent and technologies, extending our global leadership in interactive services and products. We believe our new structure will help us build upon the tremendous strides both companies have made as pioneers in this industry and position us to take full advantage of future opportunities."

Company to Enhance the Value of Netscape's Brand and Successful Products

The acquisition provides significant new opportunities to enhance the value of Netscape's brand and successful products by taking advantage of America Online's shared infrastructure.

Netscape Netcenter: The Company said it plans to expand the reach of Netscape Netcenter, already the second most-visited Web site from work. The fast-growing Netscape Netcenter, with more than 13 million registered users to date, will enable America Online to significantly increase its daytime traffic and capture complementary audiences by broadening its reach both at home and at work.

Netscape Navigator and Communicator Browsers: The Company said it will continue to develop the Navigator and Communicator browsers, Netscape's award-winning Internet client software, and plans to release the 5.0 versions of these clients later this year to preserve competition in the marketplace. The Company said it also will expand client development to take advantage of the emerging market for next-generation Internet devices.

America Online said that it will continue Netscape's policy of supporting open development and open source through the ongoing work of mozilla.org, the organization that manages Netscape's open source initiative with thousands of Internet developers.

Management Team Named to Extend Company's Industry Leadership

As announced earlier, Jim Barksdale, who was the President and Chief Executive Officer of Netscape, has joined America Online's Board of Directors. Marc Andreessen, co-founder of Netscape Communications Corporation, has become America Online's Chief Technology Officer, reporting to Mr. Case.

The Interactive Services Group

The Interactive Services Group will operate the Company's interactive products: the AOL and CompuServe services and their related brand and product extensions; Netscape Netcenter; and the Netscape Navigator and Communicator browsers. The new product group also will have responsibility for broadband development and AOL Devices like AOL-TV.

Barry Schuler, who previously headed AOL Interactive Services, has been named the President of the Interactive Services Group. Mayo Stuntz, formerly President of CompuServe Interactive Services, has become the Interactive Services Group's Chief Operating Officer, reporting to Mr. Schuler.

Jonathan Sacks, formerly AOL's Senior Vice President, Programming Operations, has been appointed Senior Vice President and General Manager of the AOL service. Audrey Weil, previously CompuServe's Chief Operating Officer, has been named Senior Vice President and General Manager of the CompuServe service. Both will report to Mr. Stuntz.

Netscape executives Mike Homer, Lori Mirek and John Paul will have significant responsibilities in the Interactive Services Group.

Mr. Homer, previously Netscape's Executive Vice President and General Manager, Web site division, has been named Senior Vice President and General Manager of Netcenter, responsible for Netscape Netcenter and the Netscape Navigator and Communicator browsers.

Ms. Mirek, formerly Netscape's Senior Vice President of Marketing, has been appointed Vice President and General Manager of Netscape Business Solutions, which will focus on selling AOL and Netscape products and daytime access to America Online business partners and other companies.

And Mr. Paul, previously Netscape's Senior Vice President and General Manager of the server product division, has become Senior Vice President of the new AOL Products unit, whose responsibility will be to rapidly deliver high-quality, world-class products, features and functionality across all branded services and properties.

The Interactive Properties Group

The Interactive Properties Group will oversee ICQ, Digital City, the Company's interest in Direct Marketing Services (DMS), and MovieFone, once that acquisition is completed later this year. It will continue to seek out opportunities to build or acquire branded properties that operate across multiple services or platforms.

Ted Leonsis has been named President of the Interactive Properties Group. Donn Davis, formerly Senior Vice President of Business Development at America Online, has been appointed the Interactive Properties Group's Chief Operating Officer.

The Netscape Enterprise Group

The Netscape Enterprise Group will continue to serve Netscape's enterprise customers and contribute to America Online's part of the strategic e-commerce alliance with Sun. In combination with dedicated resources from Sun, the Netscape Enterprise Group will operate the alliance. The Company said this alliance will deliver easy-to-deploy, end-to-end solutions to help business partners and other companies put their businesses online.

Barry Ariko, formerly Netscape's Executive Vice President and Chief Operating Officer, and Steve Savignano, formerly Netscape's Senior Vice President and General Manager for its Applications Products division, have both been named to the position of Senior Vice President of the Netscape Enterprise Group.

America Online and Sun announced today that Mark Tolliver, President of Sun's Consumer and Embedded division, has been named President and General Manager of the alliance.

The AOL International Group

The AOL International Group will continue to oversee the AOL and CompuServe services outside of the U.S., whose combined membership recently surpassed the three million-member milestone.

Headed by Jack Davies, the AOL International Group operates the AOL and CompuServe brands in Europe with its joint-venture partner Bertelsmann AG; AOL Canada, a wholly-owned subsidiary of America Online, Inc.; AOL Japan, with its joint venture partners Mitsui and Nikkei; and AOL in Australia with Bertelsmann. America Online also plans to launch services in Hong Kong with China Internet Corporation and in Latin America with The Cisneros Group.

To support these Product Groups, the Company will continue to efficiently leverage its infrastructure of Business Support Groups, including Marketing, Technologies, Interactive Marketing, Business Affairs, Communications, and Human Resources. All will continue to report to Mr. Pittman.

As announced previously, America Online expects that the transaction will be accretive to operating results.

About America Online, Inc.

Founded in 1985, America Online, Inc., based in Dulles, Virginia, is the world's leader in interactive services, Web brands, Internet technologies, and e-commerce services. America Online, Inc. operates: two worldwide Internet services, America Online, with more than 16 million members, and CompuServe, with approximately 2 million members; several leading Internet brands including ICQ and Digital City, Inc.; the Netscape Netcenter and AOL.COM portals; and the Netscape Navigator and Communicator browsers. Through its strategic alliance with Sun Microsystems, the Company develops and offers easy-to-deploy, end-to-end e-commerce and enterprise solutions for companies operating in the Net Economy.

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